EXHIBIT 10.7.2
Confidential Treatment Requested
The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission
AMENDMENT TO THE SERVICE AGREEMENT
This Amendment to Service Agreement (“Amendment”) is entered into on this 4th day of June 2010 and is effective from 24th March 2010 (“Amendment Effective Date”)
Between
Tecnovate eSolutions Private Limited (hereinafter referred to as ‘Tecnovate’ which is a wholly-owned subsidiary of Intelenet Global Services Private Limited), a company incorporated under the Companies Act, 1956 and having its registered office at 219 Okhla Phase III, New Delhi — 110 020 and (hereinafter referred to as “Tecnovate”) and MakeMyTrip (India) Pvt. Ltd, having its Registered Office at 2nd Floor, Plaza Cinema Building, H-Block, Connaught Place, New Delhi — 110 001 and Corporate Office at Plot No 103, Udyog Vihar, Phase I, Gurgaon 122016 (hereinafter referred to as “MMT/Client”).
WHEREAS parties have entered into a Service Agreement (“Agreement”) dated 25th day of March 2009.
WHEREAS all terms capitalized in this Amendment shall have the same meanings as given in the Agreement unless otherwise defined in this Amendment.
IT IS NOW WITNESSETH HEREUNDER THAT:
1.	From the Amendment Effective Date, the parties agree to replace in its entirety Clause 2 Sub Clause (a) with the following Sub Clause (a)
a)	“Unless terminated earlier in accordance with provisions contained in clause 14 of this Agreement, Parties agree to enter into this Agreement for a period of Three (03) years (“Term”)”.
2.	From the Amendment Effective Date, the parties agree to add the following Sub Clause (d) to Clause 4;

Sub Clause (d) Obligations of Parties

“Tecnovate will be responsible to provide the following under this Agreement
a.	MS Office Suite

b.	Internet Explorer for Navison for accessing the business related sites solely related to the Services under this Agreement Standard Desktops with 1 GB Memory

c.	Internet bandwidth 45kbps per user

d.	PSTN Phones/Lines

e.	IP Handsets”.
3.	From the Amendment Effective Date, the parties agree to add the following Sub Clause (e) to Clause 4;
e)	“Subject to the prior approval of MMT in writing, Tecnovate can assign its obligations as per the SoW to any affiliate or group entity. In such cases of assignment by Tecnovate, the invoices for that assigned activity can be raised upon MMT directly by the Tecnovate’s assignee as per the SoW.”
4.	From the Amendment Effective Date, the parties agree to replace Clause 5 Sub Clause A(b) stating Tecnovate’s Representations and Warranties with the following Sub Clause A(b)

“Tecnovate will offer employment to the 35 employees (rebadged employees) of Client time to time. Tecnovate will offer these rebadged employees compensation equal to their existing monthly take home salary offered by Client. All of the employees under this project shall be in sole employment of Tecnovate and Tecnovate shall be solely responsible for their salaries, wages, statutory payments, etc. Under no circumstances shall Client be liable for any payment or claim or compensation (including but not limited to compensation on account of injury/death/termination) of any nature to the employees and personnel of Tecnovate. Such employees will be deputed towards the services offered to Client under this agreement or as agreed by client. Besides, Tecnovate can hire new employees from time to time in order to perform its obligation under this agreement and as per the requirement of Client. Upon expiry of the initial twelve (12) months of their deputation on the services offered to the Client, the rebadged employees can be deputed to the services offered to any other client of Tecnovate (except to the services offered to Client’s competitors) provided that there should be no impact on performance”.

5.	From the Amendment Effective Date, the parties agree to add the following to Clause 5 Sub Clause A(e) stating Tecnovate’s Representations and Warranties

“Tecnovate will perform its services under this agreement from 219, Okhla Phase III New Delhi. Shifting of the premises shall be with the prior approval of MMT in writing and the new premise should be at an equally good location and should have the similar facilities as available in current premise”.

6.	From the Amendment Effective Date, the parties agree to replace in its entirety Clause 6 titled as Ramp up And Ramp Down with the following Clause 6

“Timelines for any ramp up beyond 5% of the approved FTE at any given point needs to be discussed and mutually agreed upon.

However, any ramp down beyond 5% can be at the sole discretion of the Client. It must be intimated in writing with a minimum of sixty (60) days advance notice or payment in advance for the same.”

7.	From the Amendment Effective Date, the parties agree to replace in its entirety Clause 8 Sub Clause (b) titled as “Limitation of Liability” with the following Sub Clause (b)

“Notwithstanding anything contained in clause 8(a) above, the liability of each party shall be equal to actual costs/expenses incurred by the other party in settling any such claims. However, Parties agree that, during the first anniversary of the Agreement, and every 12 month period thereafter, the maximum liability of either party under this Agreement for any cause whatsoever shall not exceed six (6) months’ remuneration paid by Client to Tecnovate.”

8.	From the Amendment Effective Date, the parties agree to replace in its entirety Clause 11 Sub Clause (e) titled as “Law and Arbitration” with the following Clause 11 Sub Clause (e)

“The place of arbitration shall be New Delhi and any award whether interim or final, shall be made, and shall be deemed for all purposes between the parties to be made, in New Delhi”.

9.	From the Amendment Effective Date, the parties agree to replace in its entirety Annexure B of the Agreement with the new Annexure B attached to this Amendment.
All the other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, Tecnovate and Client have caused this Amendment, signed in duplicate, to be effective from the Amendment Effective Date.
For Tecnovate eSolutions Private Limited

/s/ Amit Gupta
AMIT GUPTA
VP — LEGAL
For MakeMyTrip (India) Pvt. Ltd

/s/ Vikas Bhasin	/s/ Vebhav Anand
Vikas Bhasin	Vebhav Anand
Financial Controller	Assistant Vice President — Services

REDACTED	Confidential Treatment Requested
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Annexure B
Remuneration Structure

		Target Achievement
LoB	Effective Date	<90%	90% - 105%	>105%	>120%	FTE
International Sales – Chat & Hot Leads						12
Conversion & GPM	Effective August 2009	XXXX	XXXX	XXXX	XXXX

Post Sales (Air + Rail)	Effective start date of Pilot	Upto - 5%	XXXX	Upto +5%		68
Csat		-1%		+1%
FCR		-1%		+1%
Escalations		-1%		+1%
Abandon rate & Service Level		-1%		+1%
Productivity Per FTE Per Month		-0.5%		+0.5%
Quality Scores		-0.5%		+0.5%

Holiday Sales	First 6 months	XXXX	XXXX	XXXX	XXXX	58
Conversion & GPM	Post 6 months	XXXX	XXXX	XXXX	XXXX

Central Operations	First 6 months	Upto - 5%	XXXX	Upto +5%		34
	Post 6 months	Upto - 5%	XXXX	Upto +5%
Turn Around Time		-2%		+2%
Productivity		-2%		+2%
Conversion		-1%		+1%

B2B	During the Term	Upto 5%	XXXX			10
Total FTEs						182

REDACTED	Confidential Treatment Requested
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Notes:

¡	Retail Loss: Any loss incurred by Client on account of write-offs and refunds due to Tecnovate’s employees’ error in any given month (collectively “Retail Loss”), will be borne by Client upto a value of XXXX per FTE per month for all processes except international chat sales and B2B (i.e. the limit for international chat sales shall be XXXX per FTE per month and the limit for B2B shall be decided at a later stage mutually between the parties in writing within 60 days of signing of this Amendment). Losses beyond this will be adjusted against the monthly invoice of Tecnovate e.g. If an LOB contains 68 FTEs and the total loss, by one or more FTEs, for a particular month amounts to XXXX, MMT will bear XXXX only and the balance XXXX shall be deducted from the invoice of Tecnovate. The calculation for such losses should be made for each LOB separately.
Client shall present all Retail Loss within 30 days of identification of action giving rise to the same. Tecnovate reserves the right to dispute Retail Loss in the event that inadequate procedures, documentation and/or system functionality is identified as the basis of errors driving Retail Loss. Tecnovate must present disputes with appropriate supporting documentation for consideration within 7 days of receipt of intimation. Client shall, however, not be responsible for Retail Loss arising from events not controlled by Tecnovate, including systems not controlled by Tecnovate, or from sudden spurts in volumes exceeding agreed team capacity.

¡	The targets mentioned hereto for productivity and services will be set up on quarterely basis. The discussion for the same should start 30 days before the start of relevant quarter and it should be concluded 15 days before the start of relevant quarter in writing.